UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 28, 2020

ENERPAC TOOL GROUP CORP
(Exact name of Registrant, as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

N86 W12500 WESTBROOK CROSSING
MENOMONEE FALLS, WISCONSIN 53051

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (262) 293-1500

Former name or address, if changed since last report: Actuant Corporation

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.20 per share	EPAC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 28, 2020, the shareholders of Actuant Corporation (the “Company”) approved an amendment to the Company’s restated articles of incorporation, as amended, to change the name of the Company to “Enerpac Tool Group Corp.” On January 29, 2020, at 12:01 a.m. (Central Time), articles of amendment (the “Articles of Amendment”) to effect this amendment to the Company’s restated articles of incorporation, as amended, became effective. On January 29, 2020, amendments to the Company’s bylaws, solely to make a conforming change in the Company’s name, became effective. The Articles of Amendment and the Company’s bylaws as so amended are respectively filed as Exhibits 3.1 and 3.2 hereto and are incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders.
The 2020 Annual Meeting of the Shareholders (the “Annual Meeting”) of the Company was held January 28, 2020. At the annual meeting, shareholders elected the following directors, to serve until the Company’s next annual meeting and until their successors are elected and qualified:

	Shares Voted in Favor of	Shares Withholding Authority	Broker Non-Votes
Alfredo Altavilla	55,515,788	424,626	1,001,676
Judy L. Altmaier	55,680,396	260,018	1,001,676
Randal W. Baker	55,637,030	303,383	1,001,676
J. Palmer Clarkson	54,823,843	1,116,571	1,001,676
Danny L. Cunningham	55,650,722	289,692	1,001,676
E. James Ferland	49,406,183	6,534,231	1,001,676
Richard D. Holder	55,073,772	866,642	1,001,676
Sidney S. Simmons	54,824,135	1,116,279	1,001,676

The following reflects voting for matters other than the election of directors brought for a shareholder vote at the Annual Meeting:

	Shares Voted in Favor of	Shares Voted Against	Abstentions	Broker Non-Votes
Ratification of PricewaterhouseCoopers LLP as the Company’s independent auditor	55,668,804	1,173,472	99,813	—
Advisory vote on the compensation of the Company's Named Executive Officers	54,601,467	1,155,296	183,651	1,001,676
Approval of amendment to Restated Articles of Incorporation to change the Company’s name	56,546,029	172,528	223,532	—

As a result, all such matters were approved by the respective requisite votes of the shareholders.
Item 7.01.    Regulation FD Disclosure.
On January 29, 2020, the Company issued a press release announcing the change in the Company’s corporate name to Enerpac Tool Group Corp., which press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information furnished in Item 7.01 and Exhibit 99.1 are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are not subject to the liabilities of that section and are not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 8.01    Other Events
The change in the Company’s corporate name resulted in a change to the CUSIP number for the Company’s Class A common stock, par value $0.20 per share. The new CUSIP number for the Company’s Class A common stock is 292765 104. Outstanding stock certificates for shares of the Company’s Class A common stock continue to be valid and need not be exchanged.
Item 9.01 Exhibits.
(d) The following exhibits are filed as part of this report:

Exhibit No.	Description
3.1	Articles of Amendment of the Restated Articles of Incorporation, as amended, of Actuant Corporation
3.2	Amended and Restated Bylaws of Enerpac Tool Group Corp.
99.1	Press Release issued by the Company on January 29, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUANT CORPORATION
(Registrant)
Date: January 30, 2020	By:	/s/ Fabrizio Rasetti
Fabrizio Rasetti
Executive Vice President, General Counsel
and Secretary